Exhibit 10.11

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

LEASE AGREEMENT BETWEEN

iSTAR CTL I, L.P.,

AS LANDLORD

AND

SOLYNDRA, INC.,

AS TENANT

DATED APRIL 25, 2008

1210 CALIFORNIA CIRCLE, MILPITAS, CALIFORNIA

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

BASIC LEASE INFORMATION

Effective Date:	April 25, 2008

Landlord:	iStar CTL I, L.P., a Delaware limited partnership

Tenant:	Solyndra, Inc., a Delaware corporation

Premises:	The “Premises” consists of the real property legally described in Exhibit B and all improvements located thereon, including the single-story office/research and development building located thereon (the “Building”), and the driveways, parking facilities, and all other improvements and easements associated with the foregoing or the operation thereof. The common address of the Premises is 1210 California Circle, Milpitas, California. For purposes of this Lease, the Premises contains approximately 120,576 square feet and is outlined on the plan attached to this Lease as Exhibit A. Landlord and Tenant stipulate that the number of square feet in the Premises set forth above is conclusive and shall be binding upon them.

Term:	Approximately Eighty-Four (84) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on April 30, 2015, subject to extension and earlier termination as provided in the Lease.

Commencement Date:	May 9, 2008.

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:

	Lease Month	Monthly Basic Rent
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]

As used herein, the term “Lease Month” means each calendar month during the Term, provided, however, that the first (1st) Lease Month shall be the partial calendar month from the Commencement Date until May 31, 2008 and the eighty-fourth (84th) Lease Month shall be the full calendar month from April 1, 2015 until April 30, 2015.

Additional Rent:	Tenant’s Proportionate Share of Operating Costs, Taxes and Insurance Costs.

Prepaid Rent:	[***]

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

i

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

Security Deposit:	[***]

Letter of Credit	[***]

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office and research and development, light manufacturing, assembly, warehouse and distribution of technology products and equipment (such technology products and equipment may include, without limitation, photovoltaics, solar cells and panels and solar energy related products).

Tenant’s Proportionate Share:	100%.

Initial Liability Insurance Amount:	$3,000,000 per occurrence and aggregate.

Tenant’s Address:	Solyndra, Inc. 47700 Kato Road Fremont, California 94538 Attention: W. G. Stover, Jr., Vice President Finance and Chief Financial Officer Telephone: 510-440-2400 Telecopy: 510-440-2625

With a copy to: Solyndra, Inc. 47700 Kato Road Fremont, California 94538 Attention: David A. Channer, Vice President of Legal Affairs and General Counsel Telephone: 510-440-2400 Telecopy: 510-662-4805

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

Landlord’s Address:

iStar CTL I, L.P.

c/o iStar Financial Inc.

One Sansome Street, 30th Floor

San Francisco, California 94104

Attention: Asset Management — 1210

California Circle, Milpitas, California

Telephone: 415-391-4300

Facsimile: 415-391-6259

with a copy to:

iStar CTL I, L.P.

c/o iStar Financial Inc.

1114 Avenue of the Americas, 27th Floor

New York, New York 10036

Attention: COO — 1210 California Circle,

Milpitas, California

Telephone: 212-930-9400

Facsimile: 212-930-9494

with a copy to:

iStar CTL I, L.P.

c/o iStar Financial Inc.

3480 Preston Ridge Road, Suite 575

Alpharetta, Georgia 30005

Attention: Director of Lease Administration -

1210 California Circle, Milpitas, California

Telephone: 678-297-0100

Facsimile: 678-297-0101

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	iSTAR CTL I, L.P.,
a Delaware limited partnership

	By:	iStar CTL I GenPar, Inc., a Delaware corporation, its General Partner

		By:	/s/ Erich Stiger
		Name:	Erich Stiger
		Title:	SVP

TENANT:	SOLYNDRA, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

iv

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	iSTAR CTL I, L.P.,
a Delaware limited partnership

	By:	iStar CTL I GenPar, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

TENANT:	SOLYNDRA, INC.,
a Delaware corporation

	By:	/s/ Chris Gronet
	Name:	Chris Gronet
	Title:	CEO

	By:	/s/ WG Stover, Jr.
	Name:	WG Stover, Jr.
	Title:	VP Finance & CFO

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

v

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

	(c)	Notice to Landlord’s Mortgagee	12
	(d)	Landlord’s Mortgagee’s Protection Provisions	12

14.	Rules and Regulations		12

15.	Condemnation		12
	(a)	Total Taking	12
	(b)	Partial Taking – Tenant’s Rights	12
	(c)	Partial Taking – Landlord’s Rights	13
	(d)	Temporary Taking	13
	(e)	Award	13

16.	Fire or Other Casualty		13
	(a)	Repair Estimate	13
	(b)	Tenant’s Rights	13
	(c)	Landlord’s Rights	13
	(d)	Repair Obligation	14
	(e)	Abatement of Rent	14
	(f)	Exclusive Remedy	14

17.	Personal Property Taxes		14

18.	Events of Default		14
	(a)	Payment Default	14
	(b)	Abandonment	14
	(c)	Estoppel	15
	(d)	Insurance	15
	(e)	Mechanic’s Liens	15
	(f)	Other Defaults	15
	(g)	Insolvency	15

19.	Remedies		15
	(a)	Continuance of Lease in Effect	15
	(b)	Termination of Lease	15
	(c)	Election to Terminate or Continue	16
	(d)	Rights and Remedies Upon Termination	16

20.	Non-Waiver; Cumulative Remedies		16
	(a)	No Waiver	16
	(b)	Cumulative Remedies	16

21.	Tenant’s Personal Property		17

22.	Surrender of Premises		17

23.	Holding Over		17

24.	Certain Rights Reserved by Landlord		17
	(a)	Building Operations	17
	(b)	Security	17
	(c)	Prospective Purchasers and Lenders	17
	(d)	Prospective Tenants	18

25.	Landlord’s Default		18

26.	Miscellaneous		18
	(a)	Landlord Transfer	18
	(b)	Landlord’s Liability	18
	(c)	Brokerage	18
	(d)	Estoppel Certificates	18
	(e)	Notices	19
	(f)	Separability	19
	(g)	Amendments; Binding Effect	19
	(h)	Quiet Enjoyment	19
	(i)	No Merger	19
	(j)	No Offer	19
	(k)	Entire Agreement	19

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

	(l)	Waiver of Jury Trial	19
	(m)	Governing Law	19
	(n)	Recording	19
	(o)	Water or Mold Notification	20
	(p)	Joint and Several Liability	20
	(q)	Financial Reports	20
	(r)	Landlord’s Fees	20
	(s)	Telecommunications	20
	(t)	Confidentiality	20
	(u)	Authority	21
	(v)	Security Service	21
	(w)	Intentionally Omitted	21
	(x)	Prohibited Persons and Transactions	21
	(y)	List of Exhibits	21
	(z)	Attorneys Fees	21

27.	Environmental Requirements		21
	(a)	Prohibition against Hazardous Materials	21
	(b)	Environmental Requirements	22
	(c)	Removal of Hazardous Materials	22
	(d)	Tenant’s Indemnity	22
	(e)	Inspections and Tests	23
	(f)	Tenant’s Financial Assurance in the Event of a Breach	24

28.	Parking		24

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the Effective Date between iSTAR CTL I, L.P., a Delaware limited partnership (“Landlord”), and SOLYNDRA, INC., a Delaware corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s structural roof elements, footings, slab, foundation, and structural portions of exterior load-bearing walls (expressly excluding any painting, sealing or other surface maintenance); “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting the Premises, and “Law” means any of the foregoing; and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests, and invitees.

2. Lease Grant. Subject to the terms of this Lease, (a) Landlord leases to Tenant, and Tenant leases from Landlord, the Premises and (b) Tenant shall have the right to use and occupy the Premises, including the Building Systems, on a continuous basis.

3. Tender and Acceptance of Possession. Landlord shall tender possession of the Premises to Tenant on the Effective Date for performance of the Work by Tenant as provided in Exhibit D hereto. Access to, and use and occupancy of, the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent, provided that Tenant shall be solely responsible for the costs of utilities, janitorial services and other operating costs related to Tenant’s access, use and occupancy of the Premises prior to the Commencement Date, including for performance of the Work (the “Early Occupancy Costs”). Tenant formally accepts the Premises as of the Effective Date and acknowledges that the Premises are in the condition called for hereunder, with all components thereof in good working condition and with the roof in watertight condition, except only that Landlord shall repair or replace, at Landlord’s cost, any components of the Building’s Systems (other than the HVAC system which shall be Tenant’s sole responsibility as provided in Exhibit D) which (a) are not in good working condition for reasons other than the acts or omissions of a Tenant Party (including any alterations of the applicable Building’s Systems by or on behalf of a Tenant Party) and (b) Tenant, acting reasonably and in good faith, specifically identifies and describes as not being in good working condition in a written notice, together with reasonable supporting documentation, delivered to Landlord within thirty (30) days after the Effective Date (the “Warranty Period”), it being understood that, except for any components of the Building’s Systems so identified and described by Tenant during the Warranty Period, the Building’s Systems and the Premises shall be conclusively deemed to have been delivered in good working condition, with the roof in watertight condition, and Landlord shall have no repair or replacement obligations with respect thereto (except for Landlord’s ongoing maintenance obligations to the extent expressly set forth in Section 7 below). To the extent in Landlord’s possession and assignable at no cost to Landlord, Landlord shall assign to Tenant, on a non-exclusive basis, any warranties and/or service contracts related to the Building’s Systems or other items Tenant is responsible to maintain under this Lease. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 3, LANDLORD DOES NOT, BY THE EXECUTION AND DELIVERY OF THIS LEASE, AND LANDLORD SHALL NOT, BY THE EXECUTION AND DELIVERY OF ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION WITH THIS LEASE, MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, WITH RESPECT TO THE PREMISES, AND ALL SUCH REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISION, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 3, LANDLORD MAKES, AND SHALL MAKE, NO EXPRESS OR IMPLIED WARRANTY AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PREMISES. TENANT AGREES THAT, WITH RESPECT TO THE PREMISES, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 3, TENANT HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF LANDLORD. LANDLORD SHALL LEASE TO TENANT, AND TENANT SHALL ACCEPT, THE PREMISES “AS IS”, “WHERE IS”, AND WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PREMISES BY LANDLORD OR ANY THIRD PARTY.

4. Rent.

(a) Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord in writing (including, without limitation, by wire transfer). The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The “Prepaid Rent” set forth in the Basic Lease Information shall be payable contemporaneously with the execution of this Lease and shall be applied to the Rent due for the fourth (4th) Lease Month of the Term; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the fifth (5th) Lease Month of the Term (provided that any remaining portion of the “Prepaid Rent” shall be applied to the Rent due for the fifth (5th) Lease Month of the Term). The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b) Operating Costs, Taxes and Insurance Costs. Tenant shall pay Operating Costs, Taxes and Insurance Costs in accordance with Exhibit G and Exhibit H hereto.

5. Delinquent Payment; Handling Charges. All payments required of Tenant hereunder that are not paid within five days after their due date shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first two (2) occurrences (but not any subsequent occurrence) during any twelve (12) month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

6. Security Deposit; Letter of Credit.

(a) Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or to compensate Landlord for any damages due to a default by Tenant. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within sixty (60) days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary). The Security Deposit may be commingled with other funds, and no interest shall be

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, and Landlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 6(a) are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

(b) Letter of Credit. Contemporaneously with the execution of this Lease, Tenant shall provide to Landlord, at Tenant’s sole cost and expense, an irrevocable standby letter of credit in the amount set forth in the Basic Lease Information, in form and substance reasonably satisfactory to Landlord and issued by a bank that is reasonably satisfactory to Landlord (including replacements thereof permitted hereunder, the “Letter of Credit”). The Letter of Credit shall: (1) name Landlord as beneficiary; (2) allow Landlord to make partial and multiple draws thereunder up to the face amount, as determined by Landlord; (3) require the issuing bank to pay to Landlord the amount of a draw upon receipt by such bank of a sight draft signed by Landlord and presented to the issuing bank; and (4) provide that Landlord can freely transfer it upon an assignment or other transfer of its interest in this Lease to the assignee or transferee, without charge to Landlord and without recourse, and without having to obtain the consent of Tenant or the issuing bank. Landlord shall be entitled to draw upon the Letter of Credit in accordance with this paragraph or at any time within thirty (30) days of the expiration date of the Letter of Credit, unless Tenant shall have delivered to Landlord a replacement Letter of Credit meeting the requirements of this Section 6(b) and with an expiration date not less than twelve (12) months after the date of delivery. The Letter of Credit (or a replacement thereof satisfactory to Landlord) shall remain in effect until the expiration or the sooner termination of this Lease. The Letter of Credit shall be held by Landlord as credit enhancement for the performance by Tenant of the terms of this Lease to be performed by Tenant. Landlord may (but shall not be obligated to) use, apply or retain all or any portion of the proceeds of a draw under the Letter of Credit as are reasonably necessary for the following purposes: (i) to remedy any Event of Default involving Tenant’s failure to pay Basic Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease (as the same may be amended from time to time); (ii) to repair damage to the Premises caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Premises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Section 22, and (iv) to remedy any other Event of Default to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Premises and paying damages payable under California Civil Code section 1951.2. To the extent inconsistent with the foregoing, Tenant hereby waives any restriction on the uses to which the proceeds of a draw under the Letter of Credit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute, if applicable. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety (90) days following a surrender of the Premises by Tenant to Landlord within which to inspect the Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, and prepare a final accounting with respect to the Letter of Credit. If Landlord so uses or applies all or any portion of the proceeds of a draw under the Letter of Credit, Tenant shall within ten (10) business days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Letter of Credit to the full amount thereof, and Tenant’s failure to do so shall, at Landlord’s option, be an Event of Default under this Lease. If Tenant performs all of Tenant’s obligations under this Lease, the Letter of Credit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for their use, to Tenant at the expiration or sooner termination of this Lease. Landlord’s return of the Letter of Credit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit. Upon Landlord’s receipt of a replacement Letter of Credit in such reduced amount, Landlord shall surrender the Letter of Credit previously held. In no event shall the Letter of Credit or any proceeds drawn thereunder be considered prepaid rent.

7. Landlord’s Maintenance Obligations. This Lease is intended to be a net lease; accordingly, Landlord’s maintenance obligations are limited to the obligations specifically set forth in this Section 7.

(a) Warranty Period Work. Landlord shall, as and to the extent required under Section 3 above, repair all components of the Building’s Systems (other than the HVAC system which shall be Tenant’s sole responsibility as provided in Exhibit D) which Tenant specifically identifies and describes as not being in good working condition or repair in a written notice delivered to Landlord prior to the expiration of the Warranty Period. Such work shall be at Landlord’s sole cost and expense and shall not be part of Operating Costs.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(b) Building’s Structure.

(1) Subject to Tenant’s obligations under Section 10(b), Landlord shall repair and maintain the Building’s Structure. The Building’s Structure does not include exterior surfaces, roof membranes, skylights, windows, glass or plate glass, doors or overhead doors, special fronts, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment or any other items not expressly set forth in Section 1 above as being part of the Building’s Structure, all of which shall be maintained, repaired and replaced, as necessary, by Tenant. Such work shall be at Landlord’s sole cost and expense and shall not be part of Operating Costs.

(2) As and to the extent provided in Section 10(b)(2), Landlord shall make any modifications, alterations or improvements to the Building’s Structure required by Law, and the cost incurred by Landlord in making such alterations, alterations or improvements shall be paid by Landlord and/or Tenant as and to the extent provided in Section 10(b)(2).

(c) Outside Areas, Landscaping, Etc. Landlord shall maintain the areas of the Premises outside the Building, including landscaping, maintenance of the driveways and parking areas and general property management duties, and the costs thereof shall be part of Operating Costs.

Notwithstanding anything to the contrary in this Section 7 or elsewhere in this Lease, Landlord shall not be responsible for the payment or performance of any maintenance, repair or replacement work (i) unless and until Tenant notifies Landlord of the need therefor in writing (except such notification shall not be required in connection with Landlord’s normal, routine duties under Subsection 7(c) above), (ii) which is required by Laws and is Tenant’s responsibility under Section 10(b) below, (iii) which arises from any damage caused by the acts or omissions of any Tenant Party or failure to comply with Tenant’s obligations under this Lease, (iv) which is performed at Tenant’s request as an elective or upgrade item or is otherwise beyond Landlord’s normal scope of obligations, or (v) to the extent such work requires that any costs be incurred and/or any specialized consultants be hired, which costs would not be incurred or which consultants would not be hired were it not for the existence of any improvement, alteration or other item constructed or installed in the Premises for Tenant’s particular use of the Premises (including as part of the Work).

8. Improvements; Alterations; Tenant’s Maintenance and Repair Obligations.

(a) Improvements; Alterations.

(1) In General. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and by engineers, contractors and subcontractors which have been previously approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the provision of services to other Building occupants, if applicable. Except as expressly provided in Section 8(g) below, Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion. In connection with any alteration, addition or improvement made by Tenant in accordance with this Section 8(a), Tenant shall reimburse Landlord for Landlord’s actual out-of-pocket expenses. All alterations, additions and improvements made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such alterations, additions or improvements. Notwithstanding the foregoing: (a) Tenant shall not be required to remove any alterations, additions or improvements which, in Landlord’s reasonable estimation, constitute generic and customary office improvements and which are approved by Landlord as and to the extent required under this Lease; and (b) upon Tenant’s specific, written request at the time it seeks Landlord’s approval of any alteration,

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

addition or improvement (including the Work), Landlord agrees to indicate in writing whether such alteration, addition or improvement constitutes generic and customary office improvements and, if not, whether Landlord will require such alteration, addition or improvement to be removed upon the expiration or earlier termination of this Lease, and if Landlord fails to indicate a requirement that such alteration, addition or improvement be removed, and such failure continues for more than ten (10) business days after receipt of a second specific, written request from Tenant (which second request states the following in bold, capital letters: “THIS IS THE SECOND REQUEST FOR LANDLORD’S REMOVAL DETERMINATION PURSUANT TO SECTION 8(a)(1) OF THE LEASE, AND LANDLORD’S FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS WILL RESULT IN NO REQUIREMENT THAT TENANT REMOVE THE ITEMS IN QUESTION”), then Tenant shall not be required to remove such alteration, addition or improvement. Landlord acknowledges that, as part of the TI Work described in Exhibit D, Tenant plans to increase the thickness of portions of the Building slab and agrees that Tenant shall have no obligation to restore such portions of the slab to the original thickness upon the expiration or earlier termination of this Lease so long as (1) such work is performed in accordance with plans approved in advance by Landlord and otherwise in accordance with Exhibit D, and (2) the floor of the Building will be flat and usable in a typical and generic fashion by subsequent tenants or users of the Building, as reasonably determined by Landlord.

(2) Minor Alterations. Notwithstanding Section 8(a)(1) above, Tenant, without Landlord’s prior written consent (but subject to the other terms and conditions of this Section 8, including Section 8(c) below), shall be permitted to make alterations to the Premises that do not affect the Building’s Structure, do not affect the Building’s Systems and do not materially affect the appearance of the Building viewed from the exterior, provided that: (a) such alterations do not exceed [***] individually or [***] in the aggregate; (b) Tenant shall timely provide Landlord the information required pursuant to Section 8(c) below; (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and, if completed, deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made; and (d) Tenant shall, upon Landlord’s request made within a reasonable time prior to termination of this Lease, remove the alteration at the termination of the Lease and restore the Premises to its condition prior to such alteration. Notwithstanding the foregoing, Tenant shall have the right at the time it notifies Landlord of any such alterations to request that Landlord inform Tenant whether Landlord will require removal of such alterations from the Premises prior to the end of the Term. If Landlord fails to notify Tenant in writing that Landlord will require that any such alterations be removed from the Premises within ten (10) business days after Tenant delivers such written notice to Landlord, and such failure continues for more than ten (10) business days after receipt of a second specific, written request from Tenant (which second request states the following in bold, capital letters: “THIS IS THE SECOND REQUEST FOR LANDLORD’S REMOVAL DETERMINATION PURSUANT TO SECTION 8(a)(2) OF THE LEASE, AND LANDLORD’S FAILURE TO RESPOND WITHIN TEN (10) BUSINESS DAYS WILL RESULT IN NO REQUIREMENT THAT TENANT REMOVE THE ITEMS IN QUESTION”), then Tenant shall not be required to remove such alteration, addition or improvement.

(b) Repairs; Maintenance. Except as expressly set forth to be Landlord’s responsibility under Section 7 above, Tenant, at its sole expense, shall repair, replace and maintain in good, clean, safe, and operable condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, including entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units), and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term.

(c) Performance of Work. All work described in this Section 8, or otherwise performed by or for Tenant under this Lease, shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain (i) insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

amounts, and with such companies, as Landlord may reasonably require, and (ii) any payment and/or performance bonds in such amount, and with such companies, as Landlord may reasonably require (it being understood, however, that Landlord shall not require bonds in connection with the Work to be performed in accordance with Exhibit D hereto or any other work estimated to cost less than [***]). Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises (including the Building, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by an engineer reasonably acceptable to Landlord, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building (including any roof-related work that is part of the HVAC Work as provided in Exhibit D hereto) must be performed by Landlord’s roofing contractor, and no such work will be permitted if it would void or reduce the warranty on the roof.

(d) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest at the Default Rate from the time of Landlord’s payment, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the Effective Date until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Without limiting the generality of the foregoing, Tenant shall notify Landlord in writing no later than one (1) day after the commencement of any work or the furnishing of any materials at or to the Premises in order that Landlord shall be able timely to post and record Notices of Non-Responsibility. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

(e) Janitorial Services. Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage in receptacles and shall, at its sole expense, arrange for the regular pickup of such trash and garbage.

(f) Landlord’s Right to Perform Tenant’s Obligations. If Tenant fails to perform any of Tenant’s maintenance, repair, replacement, janitorial or trash removal obligations within 15 days after written notice from Landlord (or if, by the nature of such obligation, it cannot reasonably be cured within such 15-day period, Tenant does not commence to perform such obligation within said 15-day period and thereafter diligently prosecute the same to completion within a reasonable time, which shall not in any event exceed an additional 15 days), then Landlord may

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

elect, without limiting any other remedies available to Landlord, either: (i) to perform the same on a one-time basis at Tenant’s cost plus an administrative fee equal to fifteen (15%) of such cost; or (ii) if Tenant has previously failed to perform such obligation on one or more occasions, to take over the performance of such obligation for some or all of the remainder of the Term at Tenant’s cost plus a management fee equal to three percent (3%) of such cost. The cost of all work performed by Landlord under this Section 8(f), together with any applicable administrative and/or management fees and interest at the Default Rate from the time of Landlord’s payment, shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

(g) Signage. Notwithstanding anything to the contrary contained herein, throughout the Term, Tenant shall have the right to install building and monument signs on, in or about the Premises, subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, and to all applicable Laws. Tenant shall be responsible for maintaining any such signs in first-class condition and shall remove such signs at the expiration or earlier termination of this Lease. Tenant shall repair all damage to the Premises caused by the installation, maintenance or removal of such signs.

9. Utilities; Licenses and Permits.

(a) Utilities. Tenant shall, at its sole cost and expense, contract for and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant’s use of the Premises. Tenant, at its expense, shall obtain all utility services for the Premises, including making all applications therefor, obtaining meters and other related equipment, and paying all deposits and connection charges. Subject only to the provisions set forth below in this Section 9(a), Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using the Premises for more than seven (7) consecutive days because of the unavailability of any such service, Tenant promptly notifies Landlord of such unavailability, such unavailability was caused by Landlord’s gross negligence or willful misconduct, and restoration of such service is within the reasonable control of Landlord, then Tenant shall be entitled to a reasonable abatement of Rent for each consecutive day (after such seven (7) day period) that Tenant is so prevented from using the Premises. Rent shall not abate by reason of the interruption, insufficiency, unavailability or discontinuance of such service if Tenant does not promptly notify Landlord of such unavailability or if such unavailability or discontinuance was not caused by Landlord’s gross negligence or willful misconduct and restoration of such service is not within the reasonable control of Landlord.

(b) Licenses and Permits. Tenant shall, at its sole cost and expense, obtain and keep in force during the Term, and all extensions thereof, all licenses, certificates and permits necessary for it to use the Premises in accordance with applicable Laws. Upon Landlord’s request, but not more than once in any twelve (12) month period (unless Tenant obtains any new licenses, certificates or permits), Tenant shall promptly deliver to Landlord copies of all such licenses, certificates and permits.

(c) Landlord’s Right to Perform Tenant’s Obligations. If Tenant should fail to perform any of its obligations under this Section 9 and such failure is not cured within five (5) business days from Tenant’s receipt of written notice from Landlord of such failure, then Landlord may, if it so elects but expressly without any obligation to do so, following the expiration of any applicable notice and cure period provided herein, in addition to any other remedies provided herein, make such payments. Any out-of-pocket sums expended by Landlord with respect to any of the foregoing, together with interest thereon at the Default Rate from the time of Landlord’s payment, shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be due and payable within 30 days after written request therefor.

10. Use; Compliance With Laws.

(a) Use. Tenant shall use the Premises only for the Permitted Use, shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or for the storage of any Hazardous Materials (except as provided in Section 27 hereto). Outside storage, including storage of trucks or other vehicles, is prohibited without Landlord’s prior written consent. If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with Landlord in its management of the Premises.

(b) Compliance With Laws. Tenant shall not do or permit anything to be done in or about the Premises or the Building that will in any way violate or conflict with any Law now in force or hereinafter enacted. Tenant, at its sole cost and expense, shall promptly comply with all present and future Laws (including any changes in interpretation thereof) relating to the use, condition, access to, and occupancy of the Premises and the Building, including Title III of the Americans With Disabilities Act of 1990 (“ADA”), any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such Laws, as amended from time to time. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the Building or the violation of any Law.

(1) Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall perform all work to the Premises and the Building, including work to the Building’s Structure and any other structural work if applicable, required to effect such compliance with Laws (or, at Landlord’s election, Landlord may perform such work at Tenant’s cost), including any compliance work required as a result of or in any way relating to (i) Tenant’s use or occupancy of the Premises or the Building, (ii) Tenant’s application for any permit or governmental approval, (iii) any modifications, alterations or improvements made to, within or about the Premises or the Building by or on behalf of Tenant or any Tenant Party, and/or (iv) any change in Law or change in interpretation thereof (except for Landlord’s limited responsibility with respect to the Building’s Structure as provided in Section 10(b)(2) below). For clarity, without limiting the generality of the foregoing, Tenant shall be solely responsible to make any modifications, alterations or improvements to the Building’s Structure required by Laws in connection with the HVAC Work to be performed by Tenant as described in Exhibit D hereto.

(2) Except to the extent resulting from, relating to and/or triggered by any of the circumstances described in Section 10(a)(1)(i)-(iii) above, (i) Landlord shall make any modifications, alterations or improvements to the Building’s Structure required by Laws in effect, as interpreted and as applicable to the Premises on the Effective Date, and such work shall be at Landlord’s sole cost and expense and shall not be part of Operating Costs, and (ii) Landlord shall make any modifications, alterations or improvements to the Building’s Structure required by any change in Law or change in interpretation thereof, and the cost incurred by Landlord in making such modifications, alterations or improvements shall be amortized using a commercially reasonable interest rate over the useful life of such modifications, alterations or improvements, as determined by Landlord in its reasonable discretion and in accordance with industry standards, and the monthly amortized cost of such modifications, alterations or improvements as so amortized shall be considered part of Operating Costs. For clarity, without limiting the generality of the foregoing, if the Building’s Structure is not in compliance with Laws in effect, as interpreted and as applicable to the Premises on the Effective Date independent of Tenant’s particular use of or planned modifications to the Premises, then Landlord shall be responsible for such compliance at Landlord’s sole cost (and not as part of Operating Costs).

11. Assignment and Subletting.

(a) Transfers. Except as provided in Section 11(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(a)(1) through 11(a)(6) being a “Transfer”).

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that, in Landlord’s reasonable business judgment, the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises only for the Permitted Use, (4) is not a governmental entity, or subdivision or agency thereof, and (5) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the vicinity of the Premises, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. In addition, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the case of a subletting of less than the entire Premises, if Solyndra, Inc. is occupying fifty percent (50%) or less of the Premises and the subletting would result in the division of the Premises into more than two (2) sub-premises. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists. Notwithstanding any contrary provision of law, including California Civil Code Section 1995.310, Tenant shall have no right, and Tenant hereby waives and relinquishes any right, to cancel or terminate this Lease in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed Transfer.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least ten (10) business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable actual, out-of-pocket attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment, which improvements shall be subject to Section 8 hereof.

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 11(e). The provisions of this Section 11(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment of this Lease or to a subletting of fifty percent (50%) or more of the Premises for substantially all of the remainder of the Term (in either case to any person other than a Permitted Transferee), cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective, provided that in the event that Landlord so elects to cancel this Lease as to all or a portion of the Premises, Tenant shall have the right to rescind such request in its entirety in writing within ten (10) business days of receipt of written notice of such election by Landlord. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties specifically and only for reasonable brokerage commissions, reasonable legal fees (not to exceed $1,500.00 in each case) and generic tenant improvement costs for work approved in writing by Landlord, including demising walls, etc. (all costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

(h) Permitted Transfers. Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of Effective Date; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the Effective Date.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, Landlord or other tenants of Landlord. Any excess compensation received by Tenant in connection with such Transfer shall be shared by Landlord and Tenant as and to the extent set forth in Section 11(g) above. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”),

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 11.

12. Insurance; Waivers; Subrogation; Indemnity.

(a) Insurance. Tenant and Landlord shall maintain insurance policies in accordance with Exhibit H hereto.

(b) No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 12 that covers the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such damage to or theft, destruction, loss, or loss of use of any property. Additionally, Tenant waives any claim it may have against Landlord for any damage to or theft, destruction, loss, or loss of use of any property, to the extent such damage to or theft, destruction, loss, or loss of use of any property is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(c) Indemnity. Subject to Section 12(b), Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Premises or resulting from Tenant’s use or occupancy of the Premises, or resulting from Tenant’s activities in or about the Premises, and Tenant shall indemnify and hold Landlord, Landlord’s partners, principals, members, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord. Subject to Section 12(b) and the foregoing sentence, Landlord shall defend, indemnify and hold harmless Tenant from and against any claims made or legal actions filed against Tenant arising from Landlord’s willful misconduct or failure to perform its material obligations under this Lease. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

13. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”) or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Landlord represents to Tenant that, as of the Effective Date, there is no Mortgage or Primary Lease that encumbers the Premises. Tenant’s obligation to execute a subordination agreement with respect to any future Mortgage or Primary Lease shall be contingent upon Landlord providing Tenant a commercially reasonable non-disturbance agreement from the applicable future Landlord’s Mortgagee.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request; provided that such party recognizes Tenant’s rights under this Lease, except that such party shall not (other than to the extent expressly provided in Section 13(d) below): (a) be liable for any act or omission of the original landlord under this Lease; (b) be subject to any offsets or defenses which Tenant might have against the original landlord under this Lease (prior to such party becoming landlord under this Lease); (c) be bound by any Rent or Additional Rent which Tenant might have paid to the original landlord under this Lease for more than the current month or more than one (1) month prior to the due date for the then current installment; (d) be liable for any deposits made or prepaid Rent paid by Tenant hereunder unless such deposits or payments have been transferred to such party; or (e) be bound by any amendment or modification of this Lease made without any required lessor’s or lender’s consent.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by nationally recognized overnight carrier or certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder, not to exceed ninety (90) days.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord), except that Landlord’s Mortgagee shall be obligated to cure any default under this Lease by any prior lessor that is of a continuing nature (e.g., repair and maintenance obligations) and relates to periods of time following the acquisition of the Premises by Landlord’s Mortgagee, provided that Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure such default; (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord) except for those defenses which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Premises by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such defense; and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Premises by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Premises, except for any liability or obligations hereunder that accrue during Landlord’s Mortgagee’s ownership of the Premises and are not assumed by the transferee. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

14. Rules and Regulations. Tenant shall comply with the rules and regulations of the Premises which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Premises and related facilities, provided that Tenant is provided with advance written notice of such changes, such changes will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

15. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking – Tenant’s Rights. If any part of the Premises becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking – Landlord’s Rights. If any material portion, but less than all, of the Premises becomes subject to a Taking, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15(b).

(d) Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 15(d). If Landlord receives any portion of such award to which Tenant is entitled pursuant to the foregoing sentence, then Landlord shall promptly pay such portion to Tenant.

(e) Award. If any Taking occurs, then, except as otherwise expressly provided in this Section 15, Landlord shall receive the entire award or other compensation for the Premises, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have. The rights of Landlord and Tenant regarding any Taking shall be determined as provided in this Section, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a Taking.

16. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within seventy-five (75) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty, and shall include in such notice an estimate of the date upon which Landlord reasonably expects to have completed the restoration (the “Anticipated Restoration Date”).

(b) Tenant’s Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises, in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred ten (210) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant; provided, however, that if such damage occurs within twelve (12) months of the last day of the Term and the time estimated to substantially complete the repair exceeds one hundred eighty (180) days after the commencement of repairs, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(c) Landlord’s Rights. If a Casualty damages a material portion of the Premises and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies (so long as Landlord is then carrying the applicable insurance as and to the extent required under this Lease), or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 16, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease). If Landlord shall have failed to complete the restoration by a date that is thirty (30) days following the Anticipated Restoration Date, and such failure was not caused in whole or in part by any Tenant Party or events beyond Landlord’s reasonable control, then Tenant may terminate this Lease by delivering written notice to Landlord of its intention to terminate within sixty (60) days after the Anticipated Restoration Date; provided, however, that such termination shall be automatically rescinded, and this Lease shall continue in full force and effect, if Landlord substantially completes the restoration within sixty (60) days after receipt of Tenant’s notice of intention to terminate.

(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless such damage was caused by the gross negligence or willful misconduct of a Tenant Party, in which case, Tenant shall continue to pay Rent without abatement.

(f) Exclusive Remedy. This Section 16 shall provide Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Sections 1932(2), 1933(4), 1941 and 1942. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building, except for the abatement of rent provided in Section 16(e) above.

17. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder, together with interest thereon at the Default Rate from the time of Landlord’s payment; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Premises or interest of Landlord therein or impose any fee or penalty against Landlord.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

18. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the twelve (12) month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one (1) or more occasions;

(b) Abandonment. Tenant abandons the Premises;

(c) Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to and within the time frames set forth in Section 26(d) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Exhibit H;

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof or, if, by the nature of such default, it cannot reasonably be cured within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the same to completion within a reasonable time, which shall not in any event exceed an additional sixty (60) days; and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 18(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.

19. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Continuance of Lease in Effect. Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Default Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b) Termination of Lease. Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Basic Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing, subject to the provisions of Section 9(d) below. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(1) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(2) Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(3) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises on any action taken to relet the Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c) Election to Terminate or Continue. In the event Tenant breaches this Lease and abandons the Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the rights and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date.

(d) Rights and Remedies Upon Termination. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the Term, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying and maintaining the Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Premises, establishing damages hereunder, and releasing the Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

20. Non-Waiver; Cumulative Remedies.

(a) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(b) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

21. Tenant’s Personal Property. If Tenant notifies Landlord in writing that Tenant desires to grant a security interest in Tenant’s personal property situated at the Premises in connection with financing being obtained by Tenant, then Landlord shall execute and deliver such commercially reasonable documentation as may be required by Tenant’s lender to evidence Landlord’s consent, provided that (a) any such documentation must, in Landlord’s commercially reasonable judgment, adequately protect Landlord’s interests in the Premises and in this Lease, and (b) Tenant shall reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing and negotiating such documentation, including reasonable attorneys’ fees.

22. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term and broom-clean, condemnation and Casualty damage not caused by Tenant (as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). At Landlord’s option, but subject to the provisions of Section 8(a) above, Tenant shall remove such alterations, additions, improvements, trade fixtures (and appurtenances thereto), personal property, equipment, and furniture as Landlord may request. In addition, at Landlord’s sole option, Tenant shall, at Tenant’s sole cost and expense, either (1) remove all wiring, conduits and cabling located in the Premises (collectively, “Cabling”) in accordance with applicable Laws and/or (2) leave all Cabling in good operating condition and repair, properly terminated and identified for future use in accordance with applicable Laws. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 22 shall survive the end of the Term.

23. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) one hundred fifty percent (150%) of the Rent payable during the last month of the Term, or (2) one hundred percent (100%) of the prevailing rental rate in the vicinity of the Premises for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

24. Certain Rights Reserved by Landlord. Provided that (i) Landlord gives Tenant advance written notice as and to the extent provided below, (ii) the exercise of such rights does not unreasonably interfere with Tenant’s operations at or occupancy of the Premises, and (iii) Landlord and its agents comply with Tenant’s

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

reasonable security and confidentiality requirements with respect to any areas in the Premises that Tenant reasonably designates as secured areas, Landlord shall have the following rights:

(a) Building Operations. After giving Tenant reasonable advance notice thereof, which may be oral notice (except in cases of real or apparent emergency, in which case no notice shall be required), to enter upon the Premises to perform Landlord’s duties under this Lease, or exercise Landlord’s rights under this Lease;

(b) Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants;

(c) Prospective Purchasers and Lenders. To market the Premises for sale, including placing commercially reasonable sized signs on and/or about the Premises and entering the Premises at reasonable hours and upon reasonable advance notice to show the Premises to prospective purchasers or lenders; and

(d) Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence and during the continuation of an Event of Default, to market the Premises for lease, including placing commercially reasonable sized signs and/or about the Premises and entering the Premises at reasonable hours and upon reasonable advance notice to show the Premises to prospective tenants.

Except in the event of an emergency, Landlord’s entry to the Premises shall be during normal business hours. Tenant shall have the right to have a Tenant representative accompany Landlord at any time Landlord is on the Premises.

25. Landlord’s Default. It shall be a default of this Lease by Landlord if Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by Landlord under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same.

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then. Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, and the assignee shall be liable for Landlord’s obligations hereunder arising from and after the transfer date.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the equity interest of Landlord in the Premises, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

(c) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Don Reimann of Colliers International Partnership, Inc. (“Landlord’s Broker”) and Rob Schwartz and Gregg von Thaden of Colliers Parrish International, Inc. (“Tenant’s Broker”). Landlord’s Broker’s commission shall be paid by Landlord pursuant to a separate written agreement. Tenant’s Broker’s commission shall be paid from and out of the commission paid to Landlord’s Broker, one-half within thirty (30) days after Lease execution and one-half within thirty (30) days after the Commencement Date. Except as expressly provided in this Section 26(c), Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. In no event shall any broker, including Landlord’s Broker and Tenant’s Broker, be considered a third party beneficiary of this Lease or any provision hereof.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(d) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Premises, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect, (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord, (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance, (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges, and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(e) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(f) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(g) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof. Time is strictly of the essence with respect to Tenant’s obligations under this Lease.

(h) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(i) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(j) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(k) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(l) Waiver of Jury Trial. TO THE MAXIMUM EXTENT NOW OR HEREAFTER PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(m) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(n) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease.

(o) Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises, Tenant shall promptly notify Landlord thereof in writing.

(p) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s agents and advisers, (2) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Premises, (3) in litigation between Landlord and Tenant, and/or (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Premises or an Event of Default occurs.

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder (including any supervision or coordination of Tenant’s work under Section 8 and/or Exhibit D) or give any consent required or permitted under this Lease (including any consent required under Section 8 and/or Exhibit D), Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications. All providers of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”) shall be required to comply with the rules and regulations of the Premises, applicable Laws and Landlord’s policies and practices for the Premises. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services. Without limiting the generality of

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

any of the foregoing, no telecommunications company shall have any right to access to any portion of the Premises for the installation, maintenance, repair, inspection, operation or replacement of any Telecommunications Services unless and until Landlord provides to such telecommunications company a commercially reasonable license agreement, which Landlord agrees to provide at limited or no charge to such telecommunications company upon reasonable request by Tenant.

(t) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure. Notwithstanding anything herein to the contrary and except as reasonably necessary to comply with any applicable federal and state securities laws, each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of this Lease and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. federal and state income tax treatment and tax structure. For this purpose, “tax structure” is any fact that may be relevant to understanding the U.S. federal or state income tax treatment of this Lease.

(u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord certified copies of documents evidencing Tenant’s formation, qualification, good standing and authorization of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(v) Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Premises, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises any other breach of security with respect to the Premises.

(w) Intentionally Omitted.

(x) Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

(y) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A — Outline of Premises

Exhibit B — Legal Description

Exhibit C — Rules and Regulations

Exhibit D — Tenant Finish-Work

Exhibit E — Intentionally Omitted

Exhibit F — Form of Tenant Estoppel Certificate

Exhibit G — Operating Costs and Taxes

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

Exhibit H — Insurance

Exhibit I — Option to Extend

Exhibit J — Permitted Hazardous Materials

(z) Attorneys Fees. If there is any legal action or proceeding between Landlord and Tenant arising from or based on this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees and disbursements shall be included in and as a part of such judgment.

27. Environmental Requirements

(a) Prohibition against Hazardous Materials. Except for Hazardous Materials (i) contained in products used by Tenant in reasonable quantities for ordinary cleaning and office purposes and/or (ii) listed in Exhibit J hereto and used during the conduct of the Permitted Use in no greater quantities than the quantities set forth in Exhibit J, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials on or from the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time but not more than once in any twelve (12) month period (unless an Event of Default has occurred and is continuing) relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises of any Environmental Requirement.

(b) Environmental Requirements. The term “Environmental Requirements” means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 14 and Exhibit C of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs)), and radioactive material. For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c) Removal of Hazardous Materials. Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by a Tenant Party onto or from the Premises, in a manner and to a level satisfactory to Landlord in its commercially reasonable discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of this Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the reasonable time period specified by Landlord or before Tenant’s right to possession would terminate or expire but for the last sentence of this subparagraph (whichever is earlier), Landlord may in its reasonable discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work, together with interest thereon at the Default Rate from the time of Landlord’s payment, within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

of or otherwise released onto or from the Premises without the written approval of the Landlord, which shall not be unreasonably withheld, conditioned or delayed. If the removal work required of Tenant hereunder is not completed by the scheduled expiration of the Term, then the Term shall be automatically extended, and Tenant shall remain obligated to comply with all terms and conditions of this Lease, until such work is completed.

(d) Tenant’s Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys’ fees, consultant fees or expert fees and including removal or management of any asbestos brought onto the Premises or disturbed in breach of the requirements of this Section 27, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Section 27 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section 27 shall survive any expiration or termination of this Lease. For clarity, except to the extent caused or exacerbated by a Tenant Party, Tenant shall not be responsible for any Hazardous Materials which (i) existed in, on, under or about the Premises prior to Tenant’s first use or occupancy of the Premises, (ii) were released by Landlord, its agents or contractors, or (iii) migrate onto the Premises from an off-site source. Notwithstanding the foregoing clause (iii), however, (1) Tenant shall promptly, diligently and in good faith notify Landlord of any migration of any Hazardous Materials onto the Premises from an off-site source of with Tenant or any Tenant Party becomes aware, and (2) any costs incurred by Landlord in connection with addressing such migrated Hazardous Materials shall be amortized using a commercially reasonable interest rate over a time period determined by Landlord using its good faith, commercially reasonable judgment, and the monthly amortized cost of such work as so amortized shall be considered part of Operating Costs (it being understood, however, that, to the extent the migrated Hazardous Materials were caused or exacerbated by a Tenant Party, Tenant shall be fully and solely responsible therefor in accordance with the indemnity obligations set forth above).

(e) Inspections and Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 27, or the environmental condition of the Premises. Access to the Premises shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to, or compromise the confidentiality of, Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(f) Tenant’s Financial Assurance in the Event of a Breach. In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 27 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form reasonably satisfactory to Landlord. The requirements of this Section 27 are in addition to and not in lieu of any other provision in this Lease.

28. Parking. Tenant shall have the right to use all of the parking spaces located at the Premises. Parking spaces will be available to Tenant without charge during the Term. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.

This Lease is executed as of the Effective Date.

LANDLORD:	iSTAR CTL I, L.P.,
a Delaware limited partnership

	By:	iStar CTL I GenPar, Inc., a Delaware corporation, its General Partner

	By:	/s/ Erich Stiger
	Name:	Erich Stiger
	Title:	SVP

TENANT:	SOLYNDRA, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

24

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(f) Tenant’s Financial Assurance in the Event of a Breach. In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 27 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form reasonably satisfactory to Landlord. The requirements of this Section 27 are in addition to and not in lieu of any other provision in this Lease.

28. Parking. Tenant shall have the right to use all of the parking spaces located at the Premises. Parking spaces will be available to Tenant without charge during the Term. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.

This Lease is executed as of the Effective Date.

LANDLORD:	iSTAR CTL I, L.P.,
a Delaware limited partnership

	By:	iStar CTL I GenPar, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

TENANT:	SOLYNDRA, INC.,
a Delaware corporation

	By:	/s/ Chris Gronet
	Name:	Chris Gronet
	Title:	CEO

	By:	/s/ W.G. Stover, Jr.
	Name:	W.G. Stover, Jr.
	Title:	VP Finance & CFO

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT A

OUTLINE OF PREMISES

See attached Site Plan and Floor Plan

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT B

LEGAL DESCRIPTION

See attached legal description.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

Order Number: NCS-313352-SC
Page Number: 9

LEGAL DESCRIPTION

Real property in the City of Milpitas, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

A PORTION OF PARCEL B, AS SHOWN ON PARCEL MAP FILED AUGUST 13, 1984 IN BOOK 532 OF MAPS, AT PAGES 48 AND 49, AND AS SHOWN AND DESCRIBED IN THAT CERTAIN LOT LINE ADJUSTMENT RECORDED SEPTEMBER 3, 1986 IN BOOK 3831, PAGE 563, OFFICIAL RECORDS, SANTA CLARA COUNTY RECORDS, IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EASTERLY LINE OF THE AFOREMENTIONED PARCEL MAP (532 MAPS 48-49) DISTANT THEREON SOUTH 27° 32’ 24” EAST, 721.99 FEET FROM THE NORTHEAST CORNER THEREOF; THENCE LEAVING SAID EASTERLY LINE SOUTH 62° 27’ 36” WEST, 319.73 FEET; THENCE NORTH 85° 05’ 30” WEST, 494.59 FEET TO THE WESTERLY LINE OF SAID PARCEL MAP; THENCE ALONG SAID WESTERLY LINE SOUTH 4° 54’ 30” WEST, 119.76 FEET; THENCE CONTINUING ALONG SAID WESTERLY LINE SOUTHERLY, SOUTHEASTERLY AND EASTERLY ALONG THE ARC OF A TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 339.00 FEET, THROUGH A CENTRAL ANGLE OF 103° 00’ 00” AN ARC LENGTH OF 609.42 FEET TO THE SOUTHERLY LINE OF SAID PARCEL MAP; THENCE ALONG SAID SOUTHERLY LINE NORTH 81° 54’ 30” EAST, 520.00 FEET; THENCE CONTINUING ALONG SAID SOUTHERLY LINE EASTERLY ALONG THE ARC OF A TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 339.00 FEET, THROUGH A CENTRAL ANGLE OF 19° 26’ 54” AN ARC LENGTH OF 115.07 FEET; THENCE CONTINUING ALONG SAID SOUTHERLY LINE NORTH 62° 27’ 36” EAST, 24.96 FEET TO THE SOUTHEAST CORNER OF SAID PARCEL MAP; THENCE ALONG THE AFOREMENTIONED EASTERLY LINE NORTH 27° 32’ 24” WEST, 529.72 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR THE MAINTENANCE, REPAIR, REPLACEMENT, RECONSTRUCTION AND INSPECTION OF SEWERS AND SEWAGE PIPES AND FOR THE FLOWAGE OF ANY WATER IN, OVER, UPON OR THROUGH SAID SEWERS AND SEWAGE PIPES, TOGETHER WITH THE RIGHT TO REMOVE STRUCTURES, TREES, BUSHES, UNDERGROWTH AND ANY OTHER IMPROVEMENTS OR OBSTRUCTION THAT SUBSTANTIALLY INTERFERES WITH THE MAINTENANCE, USE OR EXISTENCE OF SAID EASEMENT, OVER, THROUGH, UNDER, ALONG AND ACROSS THAT REAL PROPERTY DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A AS SHOWN AND DESCRIBED IN RESOLUTION NO. 5344, RESOLUTION APPROVING LOT LINE ADJUSTMENT RECORDED SEPTEMBER 3, 1986, IN BOOK J831, PAGE 563, OFFICIAL RECORDS OF SANTA CLARA COUNTY, FURTHER DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID PARCEL A, SAID CORNER BEING A POINT ON THE EASTERLY LINE OF CALIFORNIA CIRCLE, AS SAID CIRCLE IS SHOWN ON PARCEL MAP FILED AUGUST 13, 1984 IN BOOK 532 OF MAPS, AT PAGES 48 AND 49, IN THE

First American Title Insurance Company

Order Number: NCS-313352-SC
Page Number: 10

OFFICE OF THE COUNTY RECORDER OF THE COUNTY OF SANTA CLARA; THENCE ALONG SAID EASTERLY LINE NORTH 4° 54’ 30” EAST, 10.00 FEET; THENCE LEAVING SAID EASTERLY LINE, SOUTH 85° 05 30 EAST, 24.00 FEET; THENCE SOUTH 4° 54’ 30” WEST, 10.00 FEET TO THE SOUTHERLY LINE OF SAID PARCEL A; THENCE ALONG SAID SOUTHERLY LINE, NORTH 85° 05’ 30” WEST, 24.00 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

A NON-EXCLUSIVE EASEMENT FOR THE MAINTENANCE, REPAIR, REPLACEMENT, RECONSTRUCTION AND INSPECTION OF AN ENCLOSED DRAINAGE PIPE AND FOR THE FLOWAGE OF ANY WATER IN, OVER, UPON OR THROUGH SAID PIPES TOGETHER WITH THE RIGHT TO REMOVE STRUCTURES, TREES, BUSHES, UNDERGROWTH AND ANY OTHER IMPROVEMENT OR OBSTRUCTIONS THAT SUBSTANTIALLY INTERFERES WITH THE MAINTENANCE, USE OR ENJOYMENT OF SAID EASEMENT, OVER, THROUGH, UNDER, ALONG AND ACROSS THAT REAL PROPERTY DESCRIBED AS FOLLOWS:

BEING PORTIONS OF PARCELS A AND B AS SHOWN AND DESCRIBED IN RESOLUTION NO. 5344, “RESOLUTION APPROVING LOT LINE ADJUSTMENT’ RECORDED SEPTEMBER 3, 1986, IN BOOK J831, PAGE 563, OFFICIAL RECORDS OF SANTA CLARA COUNTY, FURTHER DESCRIBED AS FOLLOWS:

BEING A STRIP OF LAND 20.00 FEET IN WIDTH, THE CENTER LINE OF WHICH IS DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID PARCEL B; SAID CORNER BEING A POINT ON THE EASTERLY LINE OF CALIFORNIA CIRCLE, AS SAID CIRCLE IS SHOWN ON PARCEL MAP FILED AUGUST 13, 1984 IN BOOK 532 OF MAPS, AT PAGES 48 AND 49, IN THE OFFICE OF THE COUNTY RECORDER OF THE COUNTY OF SANTA CLARA; THENCE ALONG SAID EASTERLY LINE, SOUTH 4° 54’ 30” WEST, 21.19 FEET TO THE ACTUAL POINT OF BEGINNING OF THIS DESCRIPTION; THENCE LEAVING SAID WESTERLY LINE, SOUTH 85° 05’ 30” EAST, 37.95 FEET; THENCE NORTH 62° 48’ 01” EAST, 39.88 FEET TO THE NORTHERLY LINE OF SAID PARCEL B (J831 OR 563); THENCE ALONG SAID NORTHERLY LINE THE FOLLOWING TWO COURSES: SOUTH 85° 05’ 30” EAST, 422.86 FEET TO AN ANGLE POINT THEREIN; AND NORTH 62° 17’ 36” EAST, 14.81 FEET TO THE EASTERLY TERMINUS OF THIS DESCRIPTION.

EXCEPTING THEREFROM THAT PORTION LYING WITHIN THE AFOREMENTIONED PARCEL B (BOOK J831, PAGE 531).

First American Title Insurance Company

Order Number: NCS-313352-SC
Page Number: 11

PARCEL FOUR:

A NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN ACCESS FOR PURPOSES OF INGRESS AND EGRESS TOGETHER WITH THE RIGHT TO REMOVE STRUCTURES, TREES, BUSHES, UNDERGROWTH AND ANY OTHER IMPROVEMENT OR OBSTRUCTIONS THAT INTERFERES WITH THE MAINTENANCE, USE OR ENJOYMENT OF SAID EASEMENT, OVER ANY ACROSS THAT REAL PROPERTY DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCEL A AS SHOWN AND DESCRIBED IN RESOLUTION NO. 5344, RESOLUTION APPROVING LOT LINE ADJUSTMENT, RECORDED SEPTEMBER 3, 1986, IN BOOK J831, PAGE 563, OFFICIAL RECORDS OF SANTA CLARA COUNTY, FURTHER DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID PARCEL A, SAID CORNER BEING A POINT ON THE EASTERLY LINE OF CALIFORNIA CIRCLE, AS SAID CIRCLE IS SHOWN ON PARCEL MAP FILED AUGUST 13, 1984 IN BOOK 532 OF MAPS, AT PAGES 48 AND 49, IN THE OFFICE OF THE COUNTY RECORDER OF THE COUNTY OF SANTA CLARA; THENCE ALONG SAID EASTERLY LINE, NORTH 4° 54’ 30” EAST 19.00 FEET TO THE ACTUAL POINT OF BEGINNING OF THIS DESCRIPTION; THENCE LEAVING SAID EASTERLY LINE, SOUTH 85° 05’ 30” EAST, 41.25 FEET; THENCE SOUTH 4° 54’ 30” EAST, 19.00 FEET TO THE SOUTHERLY LINE OF SAID PARCEL A (J831 OR 563); THENCE ALONG SAID SOUTHERLY LINE SOUTH 85° 05’ 30” EAST, 24.50 FEET; THENCE LEAVING SAID SOUTHERLY LINE, NORTH 4° 54’ 30” EAST, 19.00 FEET; THENCE SOUTH 85° 05’ 30” EAST, 291.25 FEET; THENCE SOUTH 4° 54 30 WEST, 19.00 FEET TO THE AFOREMENTIONED SOUTHERLY LINE OF PARCEL A; THENCE ALONG SAID SOUTHERLY LINE, SOUTH 85° 05’ 30” EAST, 25.00 FEET; THENCE LEAVING SAID SOUTHERLY LINE, NORTH 4° 54’ 30” EAST, 49.00 FEET; THENCE NORTH 85° 05’ 30” WEST, 382.00 FEET TO THE AFOREMENTIONED EASTERLY LINE OF CALIFORNIA CIRCLE; THENCE ALONG SAID EASTERLY LINE, SOUTH 4° 54’ 30” WEST, 30.00 FEET TO THE ACTUAL POINT OF BEGINNING.

APN: 022-37-017

First American Title Insurance Company

EXHIBIT C

RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises:

1. Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas shall not be obstructed by any Tenant Party for purposes other than ingress and egress to and from the Premises.

2. Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a Tenant or its agents, employees or invitees, shall be paid by Tenant.

3. Except as otherwise expressly provided in the Lease, no signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building visible from the exterior of the Premises without the prior written consent of Landlord. Except as consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

4. Tenant, at its expense, shall be responsible for providing all door locks in the Premises and shall provide to Landlord, at Tenant’s expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord immediate access to all areas within the Premises.

5. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

6. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about the Premises. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

7. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Premises or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCB’s into or from the Premises.

8. Except to the extent expressly permitted under the Lease, Tenant shall not keep in the Premises any flammable or explosive fluid or substance. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises without the prior written consent of Landlord. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Premises.

9. Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Premises or public or common areas (if applicable) regardless of whether such loss occurs when the area is locked against entry or not.

10. Intentionally omitted.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

11. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

12. Intentionally omitted.

13. Intentionally omitted.

14. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

15. Intentionally omitted.

16. Tenant will not permit any Tenant Party to bring onto the Premises any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

17. Tenant shall not permit its employees, invitees or guests to smoke in the Building or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

(Tenant Performs the Work)

1. Acceptance of Premises. Except as otherwise set forth in this Exhibit D, Tenant accepts the Premises in their “AS-IS” condition on the Effective Date.

2. Tenant Improvement Work.

(a) Preparation and Delivery. Within ninety (90) days after the Effective Date, Tenant shall deliver to Landlord for its approval plans and final working drawings prepared by a design consultant reasonably acceptable to Landlord depicting improvements to be made to the existing drop-ceiling office portion of the Building and painting and carpeting in the Building (the “TI Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted TI Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such TI Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such TI Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted TI Plans within five (5) business days after its receipt thereof. This process shall be repeated until the TI Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial TI Plans within five (5) business days after the submission thereof, then Landlord shall be deemed to have approved the TI Plans in question.

(c) Landlord’s Approval; Performance of TI Work. If any of Tenant’s proposed tenant improvement work will affect the Building’s Structure or the Building’s Systems, then the TI Plans pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of the TI Plans shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms) or the exterior appearance of the Building, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein “TI Work” means all improvements to be constructed in accordance with and as indicated on the TI Plans, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the TI Plans. Landlord’s approval of the TI Plans shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the TI Plans to evidence its review and approval thereof. After the TI Plans have been approved, Tenant shall cause the TI Work to be performed in accordance with the TI Plans.

3. HVAC Improvement Work.

(a) Preparation and Delivery. Tenant acknowledges that the existing HVAC system in the Building needs substantial repair and/or replacement and agrees to perform all repairs and/or replacements necessary or appropriate to remove the existing HVAC units, install a new HVAC rooftop system totaling approximately 400 tons and make related improvements to the Building (including roof repairs subject to Section 8(c) of the Lease, removal, replacement and reconfiguration of various components of the HVAC system and replacing, reconfiguring and/or upgrading the distribution and control systems), all in order to result in an HVAC system which is in good working order and condition and is an upgrade of the existing system, would provide typical and customary HVAC service for a generic research and development tenant occupying the entire Building and is otherwise reasonably acceptable to Landlord. Within ninety (90) days after the Effective Date, Tenant shall deliver to Landlord for its approval plans and working drawings prepared by a consultant or engineer reasonably acceptable to Landlord depicting all such HVAC system-related work (the “HVAC Plans”).

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted HVAC Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such HVAC Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such HVAC Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted HVAC Plans within five (5) business days after its receipt thereof. This process shall be repeated until the HVAC Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial HVAC Plans within five (5) business days after the submission thereof, then Landlord shall be deemed to have approved the HVAC Plans in question.

(c) Landlord’s Approval; Performance of HVAC Work. If desired by Landlord, the HVAC Plans pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of the HVAC Plans shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms) or the exterior appearance of the Building, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “HVAC Work” means all improvements to be constructed in accordance with and as indicated on the HVAC Plans, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the HVAC Plans. Landlord’s approval of the HVAC Plans shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the HVAC Plans to evidence its review and approval thereof. After the HVAC Plans have been approved, Tenant shall cause the HVAC Work to be performed in accordance with the HVAC Plans.

4. Contractors; Performance of Work. The TI Work and the HVAC Work (collectively, the “Work”) shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies, as Landlord may reasonably require. Certificates of such insurance must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the TI Plans or HVAC Plans, as applicable. Landlord and Tenant shall reasonably cooperate to coordinate the Work and Landlord’s other contractors (if any) and the operation of the Building All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

5. Construction Contracts.

(a) Tenant’s General Contractor. Tenant shall enter into one or more construction contracts with one or more general contractors selected by Tenant and approved by Landlord in a form acceptable to Tenant’s representative for the Work, which shall comply with the provisions of this Section 5 and provide for, among other things, (1) a one-year warranty for all defective Work; (2) a requirement that Tenant’s contractor(s) maintain general commercial liability insurance of not less than a combined single limit of $2,000,000, naming Landlord, Landlord’s property management company, Landlord’s asset management company, Landlord’s Mortgagee, Tenant, and each of their respective Affiliates as additional insureds; (3) a requirement that the contractor perform the Work in substantial accordance with the TI Plans and/or the HVAC Plans, as applicable, and in a good and workmanlike manner; (4) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (5) those items described in Section 5(b) below (collectively, the “Approval Criteria”). Landlord shall have three business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within two business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two business days to notify Tenant whether it approves the revised construction agreements. If Landlord fails to notify Tenant that it disapproves of the construction agreements within three business days after the initial construction agreements or two business days after the revised construction agreements (as the case may be) are delivered to Landlord, then Landlord shall be deemed to have approved the construction agreements.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

(b) All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (1) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (2) be in a contract form that satisfies the Approval Criteria, (3) require the contractor and each subcontractor to name Landlord, Landlord’s property management company, Landlord’s asset management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Work, (4) be assignable following an Event of Default by Tenant under this Lease to Landlord and Landlord’s Mortgagees, and (5) contain at least a one-year warranty for all workmanship and materials.

6. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms) or (2) the exterior appearance of the Building, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, deliver to Landlord any completed architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the TI Work described in the TI Plans, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total TI Costs. If Tenant requests any changes to the HVAC Work described in the HVAC Plans, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total HVAC Costs

7. Intentionally Omitted.

8. Intentionally Omitted.

9. Excess Costs.

(a) Total TI Costs. The entire cost of performing the TI Work (including design of and space planning for the TI Work and preparation of the TI Plans, costs of construction labor and materials, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, all of which costs are herein collectively called the “Total TI Costs”) in excess of the TI Allowance described in Section 10(a) below shall be paid by Tenant. Notwithstanding the foregoing, Tenant shall be solely responsible for, and Total TI Costs shall not in any event include, the Early Occupancy Costs incurred by Tenant pursuant to Section 3.

(b) Total HVAC Costs. The entire cost of performing the HVAC Work (including design of and planning for the HVAC Work and preparation of the HVAC Plans, costs of construction labor and materials, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, all of which costs are herein collectively called the “Total HVAC Costs”) in excess of the HVAC Allowance described in Section 10(b) below shall be paid by Tenant. Notwithstanding the foregoing, Tenant shall be solely responsible for, and Total HVAC Costs shall not in any event include, the Early Occupancy Costs incurred by Tenant pursuant to Section 3.

10. Allowances.

(a) TI Allowance. Landlord shall provide to Tenant a construction allowance not to exceed [***] (the “TI Allowance”) to be applied toward the Total TI Costs, as adjusted for any changes to the TI Work. No advance of the TI Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected Total TI Costs exceed the amount of the TI Allowance. Thereafter, Landlord shall pay to Tenant the TI Allowance

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (i) a request for payment; (ii) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the TI Work, fully executed, acknowledged and in recordable form; and (iii) the architect’s certification that the TI Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last ten percent (10%) of the TI Allowance, (1) the permanent certificate of occupancy issued for the Premises (or substantial equivalent applicable to final completion of the TI Work, as reasonably acceptable to Landlord), (2) Tenant’s occupancy of the Premises, (3) delivery of any completed architectural “as-built” plan for the TI Work as constructed (as set forth above) to Landlord’s construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request, provided that such certificate is provided within ten (10) days of Tenant’s presentation of the request for payment (collectively, a “Completed Application for Payment”). Landlord shall pay the amount requested, up to the amount of the TI Allowance, in the applicable Completed Application for Payment to Tenant within thirty (30) days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until thirty (30) days following Landlord’s receipt of the complete and correct Completed Application for Payment. The TI Allowance must be used (that is, the TI Work must be fully complete and the TI Allowance disbursed) within eighteen (18) months following the Commencement Date or it shall be deemed forfeited with no further obligation by Landlord with respect thereto.

(b) HVAC Allowance. Landlord shall provide to Tenant a construction allowance not to exceed [***] (the “HVAC Allowance”) to be applied toward the Total HVAC Costs, as adjusted for any changes to the HVAC Work. No advance of the HVAC Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected Total HVAC Costs exceed the amount of the HVAC Allowance. Thereafter, Landlord shall pay to Tenant the HVAC Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of a Completed Application for Payment for the HVAC Work and in accordance with the requirements and procedures set forth above in Section 10(a). Landlord shall pay the amount requested, up to the amount of the HVAC Allowance, in the applicable Completed Application for Payment to Tenant within thirty (30) days following Tenant’s submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until thirty (30) days following Landlord’s receipt of the complete and correct Completed Application for Payment. The HVAC Allowance must be used (that is, the HVAC Work must be fully complete and the HVAC Allowance disbursed) within eighteen (18) months following the Commencement Date or it shall be deemed forfeited with no further obligation by Landlord with respect thereto.

Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the TI Allowance or the HVAC Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the applicable work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the applicable allowance are not satisfied, or (D) an Event of Default by Tenant exists.

11. Construction Management. Landlord or its Affiliate or agent may take whatever actions Landlord deems necessary or advisable to coordinate the relationship between the Work, the Building, the Building’s Systems and any work being performed by or on behalf of Landlord, and Tenant will promptly reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in connection therewith.

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Cassandra Permenter
c/o iStar Financial Inc.
One Sansome Street, 30th Floor
San Francisco, California 94104
Telephone: 415-263-8688
Facsimile: 415-391-6259

Tenant’s Representative:	Shahzad Mahmud
Director, Facilities
Solyndra Inc.
47700 Kato Road
Fremont, California 94538
Telephone: 510-440-2455
Facsimile: 510-440-2401

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 22 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT E

INTENTIONALLY OMITTED

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                                              , a                                                  , as Landlord, and the undersigned as Tenant, for the Premises on the                  floor(s) of the office building located at                                                              ,                          and commonly known as                                     , and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of                         , 200     between Tenant and Landlord[`s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): ______________

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                                 , 200     and the Term expires, excluding any renewal options, on                                                  , 200__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

________________

________________

________________

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                         . The current monthly installment of Basic Rent is $                    .

6. To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                                     , 200__.

TENANT:
a

By:
Name:
Title:

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT G

OPERATING COSTS

1. Tenant shall pay to Landlord Tenant’s Proportionate Share of the annual Operating Costs (defined below). Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(i) Landlord may forward invoices or bills for such Operating Costs to Tenant, and Tenant shall, no later than thirty (30) days following receipt of such invoice, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord; and/or

(ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such Operating Costs (or group thereof) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such Operating Costs within thirty (30) days after receipt of a written bill therefor from Landlord; and/or

(iii) Landlord may make a good faith estimate of Tenant’s Proportionate Share of Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant’s Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time (but in no event more often than twice per year), Landlord may estimate and re-estimate the amount of Tenant’s Proportionate Share of Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Proportionate Share of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant’s Proportionate Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

Landlord reserves the right to change from time to time (but in no event more often than once per year) the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

2. The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Premises, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the operation, maintenance or security of the Premises (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Premises), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Premises; (c) cost of all utilities (including fuel, gas, electricity, water, sewer, and other services) incurred by Landlord in order to perform its obligations under the Lease; (d) repairs, replacements, and maintenance of the parking areas, landscaped areas and grounds surrounding the Building; (e) fair market rental and other costs with respect to the management office for the Premises (if applicable); (f) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, and security of the Premises (including alarm service, window cleaning, and elevator maintenance); (g) costs of surveys or inspections performed as part of Landlord’s maintenance, repair or replacement obligations under this Lease or to confirm Tenant’s compliance with Tenant’s obligations under this Lease; (h) costs of professional services rendered for the general benefit of the Premises: (i) environmental insurance or environmental management fees; (j) the cost of any insurance deductibles for insurance required to be maintained by Landlord; (k) any costs of assessment and/or remedial measures taken with respect to abatement of Cabling issues in accordance with applicable Law; (1) costs for improvements made to the Premises which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Premises, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, (m) a management fee equal to three percent (3%) of the Basic Rent payable by Tenant under this Lease, and (n) any other costs for which Tenant is responsible under the express terms of this Lease (including the amortized portion of costs incurred by Landlord to perform its obligations pursuant to Section 10(b)(2)(ii) above).

Notwithstanding the foregoing, Operating Costs shall not include the following:

(A) Interest, amortization or other payments on loans to Landlord;

(B) Depreciation;

(C) Leasing commissions;

(D) Taxes (which shall be paid by Tenant as and to the extent provided in Paragraph 3 below);

(E) Salaries of officers, executives and partners of Landlord;

(F) Landlord’s general corporate overhead and general and administrative expenses;

(G) Advertising and promotional expenditures, and costs of signs in or on the Building or Premises identifying the owner of the Building or Premises;

(H) Costs arising from Landlord’s charitable or political contributions;

(I) Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with Landlord and/or the Premises, except to the extent such claims, disputes or potential disputes (i) relate to or arise in connection with Tenant’s obligations under this Lease or any acts or omissions of any Tenant Party or (ii) are reasonably anticipated to benefit Tenant;

(J) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Premises, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent such lawsuits (i) relate to or arise in connection with Tenant’s obligations under this Lease or any acts or omissions of any Tenant Party or (ii) are reasonably anticipated to benefit Tenant), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises, costs of any disputes between Landlord and its employees (if any) not engaged in Premises operation, disputes of Landlord with Premises management;

(K) Any expenses for repairs or maintenance to the extent which Landlord is otherwise reimbursed;

(L) Any entertainment, dining or travel expenses for any purpose;

(M) Attorneys’ fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with prospective tenants, preparation of deal memos, letters of intent, leases, subleases and/or assignments (except as may relate to a proposed Transfer), or associated with the defense of Landlord’s title to or interest in the Premises or any part thereof, except to the extent such defense (i) relates to or arises in connection with Tenant’s obligations under this Lease or any acts or omissions of any Tenant Party or (ii) is reasonably anticipated to benefit Tenant;

(N) Costs for capital improvements made to the Premises, except for the costs described in Section 2(1) and 2(n) above and/or costs for capital improvements made in connection with the exercise of Landlord’s rights and/or the performance of Landlord’s obligations under this Lease; and

(O) Any costs which are excluded from Operating Costs by the express terms of the Lease.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

3. Tenant shall also pay Tenant’s Proportionate Share of the Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Premises (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all reasonable, actual, out-of-pocket costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Premises. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises and all rights to receive notices of reappraisement; provided, however, Landlord will cooperate with Tenant in connection with determining whether to pursue an appeal of the appraisal value of the Premises.

4. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under Section 4(b) for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

5. In the event Tenant objects in writing to any Operating Costs and Tax Statement within sixty (60) days after receipt of such Operating Costs and Tax Statement, then Tenant shall have the right, during the six (6) month period following delivery of such Operating Costs and Tax Statement, at Tenant’s sole cost, to review in Landlord’s offices Landlord’s records relevant to such statement or billing and Landlord shall maintain and make available all records, statements and bills materially relating to and supporting the Operating Costs and Tax Statement. Such review shall be carried out only by a nationally reputable accounting firm that is not being compensated on a contingency or other incentive basis, and shall be subject to Landlord’s reasonable audit procedures. If, as of the date sixty (60) days after Tenant’s receipt of such Operating Costs and Tax Statement, Tenant shall not have objected thereto in writing, or if, during the six (6) month period following delivery of such Operating Costs and Tax Statement, Tenant shall not have carried out a review of Landlord’s records, then such Operating Costs and Tax Statement shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object to such Operating Costs and Tax Statement under this Paragraph or otherwise under the Lease. If Tenant timely delivers a written objection to an Operating Costs and Tax Statement and, within such six (6) month period, Tenant conducts an audit and delivers to Landlord a written statement specifying objections to such Operating Costs and Tax Statement, then Tenant and Landlord shall meet to attempt to resolve such objection within ten (10) days after delivery of the objection statement. If such objection is not resolved within such ten (10) day period, then either party shall have the right, at any time within thirty (30) days after the expiration of such ten (10) day period, to require that the dispute be submitted to binding arbitration under the rules of the American Arbitration Association. If neither Landlord nor Tenant commences an arbitration proceeding within such thirty (30) day period, then the Operating Costs and Tax Statement in question shall be final and binding on Landlord and Tenant. Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all Basic Rent and Additional Rent as and when due (including any disputed amount). The audit and arbitration procedures set forth in this Paragraph shall be Tenant’s exclusive remedy with respect to the calculation of the amount of Tenant’s obligations under this Exhibit G. If the result of the audit procedures and, if applicable, the arbitration procedures set forth in this Paragraph is that Tenant made overpayments in excess of five percent (5%) of Tenant’s Proportionate Share of Operating Costs and Taxes for the period in question, Landlord shall pay for the actual and reasonable cost of the audit within 30 days following receipt of Tenant’s invoice therefor. If a dispute is submitted to binding arbitration as provided above, then the prevailing party in such arbitration shall be entitled to its reasonable attorneys’ fees and other costs incurred in connection with such arbitration.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT H

INSURANCE

1. Tenant’s Insurance. Effective as of the earlier of (a) the date Tenant enters or occupies the Premises, or (b) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000 per occurrence and in the aggregate or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Landlord’s asset management company against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) property insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (3) property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Premises by or on behalf of a Tenant Party, (4) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), and (5) worker’s compensation insurance. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation (other than for non-payment of premium for which 10 days notice will be given) or a material change of any such insurance policies. All such insurance policies shall be in form reasonably satisfactory to Landlord, shall be issued by companies licensed to do business in the state in which the Premises is located and having an A.M. Best rating of at least A-:VII (or the equivalent of such rating) or otherwise approved in writing by Landlord, and may include commercially reasonable deductibles not to exceed $100,000. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein and such failure continues for five (5) business days following written notice thereof, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

2. Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (a) ”all-risk” property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, including flood, earthquake and terrorism coverage, (b) loss of rental income for not less than 12 months, and (c) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Premises shall be included in Insurance Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

3. Cost of Landlord’s Insurance. Tenant shall pay Tenant’s Proportionate Share of the cost of the property, including any deductibles, and liability insurance carried by Landlord from time to time with respect to the Premises (including other improvements and Landlord’s personal property used in connection therewith), which may include fire and extended coverage insurance (including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood, earthquake, terrorism and rent loss insurance) and comprehensive general public liability insurance and excess liability insurance, in such amounts and containing such terms as Landlord deems necessary or desirable (collectively, “Insurance Costs”). Insurance costs shall include the costs of administering Landlord’s insurance program. During each month of the Term, Tenant shall make a monthly payment to Landlord equal to 1/12th of Tenant’s Proportionate Share of Insurance Costs that will be due and payable for that particular year. Each payment of Insurance Costs shall be due and payable at the same time as, and in the same manner as, provided above for Basic Rent. The initial monthly payment of Insurance Costs is based upon Landlord’s good faith estimate of Tenant’s Proportionate Share of the estimated Insurance Costs for the remainder of the first calendar year. The monthly payment of Insurance Costs is subject to increase or decrease as determined by Landlord to reflect accurately Tenant’s Proportionate Share of estimated Insurance Costs. If, following Landlord’s receipt of the bill for the insurance premiums for a calendar year, Landlord determines that Tenant’s total payments of Insurance Costs are less than Tenant’s Proportionate Share of actual Insurance Costs, Tenant shall pay to Landlord the difference upon demand; if Tenant’s total payments of Insurance Costs are more than Tenant’s Proportionate Share of actual Insurance Costs, Landlord shall retain such excess and credit it to Tenant’s future payments of Insurance Costs (unless such adjustment is at the end of the Term, in which event Landlord shall refund such excess to Tenant).

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT I

OPTION TO EXTEND

1. So long as Solyndra, Inc. is the Tenant hereunder and occupies the entirety of the Premises, and subject to the condition set forth in clause (b) below, Tenant shall have [***] option to extend the term of this Lease with respect to the entirety of the Premises for a period of [***] months from the expiration of the eighty- fourth (84th) month of the initial Term (the “Extension Period”), subject to the following conditions:

(a) The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than five hundred forty (540) days nor less than three hundred sixty (360) days prior to the expiration of the eighty-fourth (84th) month of the initial Term; and

(b) Anything herein to the contrary notwithstanding, if there is an Event of Default by Tenant, either at the time Tenant exercises the extension option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the option to extend upon notice to Tenant.

2. In the event the option is exercised in a timely fashion, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Basic Rent for the Extension Period shall be the “Fair Market Rent” for the Premises. For purposes hereof, “Fair Market Rent” shall mean the base rent for the Premises, based upon the rental rate per square foot that an unaffiliated landlord and tenant would agree to for a lease on the terms of this Lease for the Extension Period for comparable premises (i.e., comparable size, configuration, interiors, quality and location) in Santa Clara and Alameda Counties, California, determined pursuant to the process described below. In no event, however, shall any adjustment of Basic Rent pursuant to this paragraph result in a decrease of the Basic Rent for the Premises below the amount due from Tenant for the preceding portion of the initial Term for which Basic Rent had been fixed.

3. Within thirty (30) days after the later of (a) receipt of Tenant’s notice of exercise or (b) the date that is twelve (12) months prior to the expiration of the eighty-fourth (84th) month of the initial Term, Landlord shall notify Tenant in writing of Landlord’s estimate of the Basic Rent for the Extension Period, based on the provisions of Paragraph 2 above. Within 30 days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Basic Rent as the Basic Rent for the Extension Period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Basic Rent for the Extension Period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Basic Rent has been determined, Tenant shall pay Basic Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

4. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a) Tenant shall make demand for arbitration in writing within 30 days after service of Landlord’s determination of Fair Market Rent given under Paragraph 3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the vicinity of the Premises who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within 15 days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b) In the event that two arbitrators are chosen pursuant to Paragraph 4(a) above, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to 4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the county in which the Premises is located, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within 15 days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

EXHIBIT J

PERMITTED HAZARDOUS MATERIALS

See attached.

Lease Agreement (Triple Net) – 1210 California Circle, Milpitas, California

[***]

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.